August 12, 2022

Artesian Resources Corporation
664 Churchmans Road
Newark, Delaware 19702

Re: Artesian Resources Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Artesian Resources Corporation, a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on the date hereof. The Registration Statement relates to the proposed offer and sale by the Company from time to time, in one or more offerings, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of up to $40,000,000 aggregate offering price of shares (the “Shares”) of Class A Non-Voting Common Stock of the Company, par value $1.00 per share.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), the Amended and Restated Bylaws of the Company (the “By-laws”) and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that

•
the issuance, sale, number and terms of the Shares to be offered from time to time will be duly authorized and established by the authorizing resolutions of the Board of Directors of the Company, in accordance with the Certificate of Incorporation and the By-laws and applicable Delaware law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

•
the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded and will comply with all applicable federal and state laws at the time the Shares are offered and issued as contemplated by the Registration Statement;

•
a Prospectus Supplement will have been prepared, delivered (including without limitation through compliance with Rule 172 of the General Rules and Regulations promulgated under the Act) and filed with the Commission describing the Shares offered thereby and will comply with all applicable laws at the time the Shares are offered and issued as contemplated by the Registration Statement;

•	the Shares will be issued and sold in compliance with applicable federal and state securities laws; and

•
a definitive purchase, underwriting or similar agreement (each, a “Definitive Agreement”) with respect to any Shares offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, upon due authorization by Corporate Action of the issuance and sale of any Shares and upon issuance and delivery of such Shares against payment of consideration for such Shares (in an amount at least equal to the aggregate par value of such Shares) in accordance with the terms and provisions of the applicable Definitive Agreements and the terms of the Corporate Action, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Shares will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the General Corporation Law of the State of Delaware. Although the Shares may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,
/s/ Morgan, Lewis & Bockius LLP